                                                                 Exhibit 99.B10b

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                          ARTHUR ANDERSEN LLP



Houston, Texas
April 27, 2001